EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Neose Technologies, Inc.:


As independent public accountants, we hereby consent to the incorporation by reference in this S-8 Registration Statement of our report dated January 22, 1999 included in Neose Technologies, Inc.'s Form 10-K for the year ended December 31, 1998 and to all references to our firm included in this Registration Statement.


/s/ Arthur Andersen LLP


Philadelphia, Pa.
October 12, 1999